Exhibit 1.1

Form of Underwriting Agreement

CITIBANK CREDIT CARD ISSUANCE TRUST

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION

CITIBANK (NEVADA), NATIONAL ASSOCIATION

$[•] [[•]%] [Floating Rate] Class 200[•]-[A][B][C][•]1 Notes of [•]

(Legal Maturity Date [•])

Citiseries

Citibank Credit Card Issuance Trust

UNDERWRITING AGREEMENT

[DATE]

[•],

as Representative of the Several Underwriters,

[Address]

[Address]

Ladies and Gentlemen:

Citibank Credit Card Issuance Trust, a Delaware statutory trust (the “Issuer”), proposes to sell, and Citibank (South Dakota), National Association (“Citibank (South Dakota)”) and Citibank (Nevada), National Association (“Citibank (Nevada)”) (each individually a “Bank” and collectively the “Banks”), as owners of all beneficial interests in the Issuer, propose to cause the Issuer to sell, to the underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (the “Representative”), $[•] aggregate principal amount of [[•]%] [Floating Rate] Class 200[•]-[A][B][C][•] Notes of [•] (Legal Maturity Date [•]) to be issued on or about [•], 200[•] (the “Class 200[•]-[A][B][C][•] Notes”) of the Citiseries, subject to the provisions of this Underwriting Agreement (this “Agreement”) among the Issuer, the Banks, and the Underwriters.

The Banks have conveyed and propose to continue to convey credit card receivables (the “Receivables”) arising from [revolving] credit card accounts and other rights to the Citibank Credit Card Master Trust I (the “Master Trust”). The Banks, as Sellers, Citibank (South Dakota), as Servicer, and Deutsche Bank Trust Company Americas (formerly Bankers Trust

[1]	Insert number of the class—e.g., A1.

Company), as trustee (the “Master Trust Trustee”) have entered into the Pooling and Servicing Agreement, dated as of May 29, 1991, as Amended and Restated as of October 5, 2001 (as modified or amended from time to time, the “Base P&S”), and the Series 2000 Supplement to the Base P&S, dated as of September 26, 2000 (as modified or amended from time to time, the “Series 2000 Supplement”). The Base P&S and the Series 2000 Supplement are referred to herein collectively as the “Pooling and Servicing Agreement”. Pursuant to the Pooling and Servicing Agreement, the Banks have caused the Master Trust to issue to the Issuer a Credit Card Participation Certificate, Series 2000 (the “Collateral Certificate”). The Collateral Certificate represents undivided interests in certain assets of the Master Trust.

The Class 200[•]-[A][B][C][•] Notes will be issued pursuant to the Indenture, dated as of September 26, 2000 (as modified or amended from time to time the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (the “Indenture Trustee”). The Class 200[•]-[A][B][C][•] Notes will be secured by certain assets of the Issuer and will be sold pursuant to this Agreement.

Capitalized terms used in this Agreement that are not defined herein have the meanings provided in the Indenture, or if not defined therein, in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement, the Trust Agreement, the Indenture, any Derivative Agreement relating to the Class 200[•]-[A][B][C][•] Notes, the Depository Agreement between the Issuer and The Depository Trust Company (“DTC”) and this Agreement are collectively referred to as the “Basic Documents”.

SECTION 1. Representations and Warranties of the Issuer and the Banks. The Issuer and the Banks, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth in this Section 1. Certain terms used in this Section 1 are defined in paragraph (a) below.

(a) Registration Statement And Prospectus. The Banks meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and have filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration No. 333-121228) on such Form, including a related preliminary prospectus, for registration under the Securities Act of the offering and sale of the Class 200[•]-[A][B][C][•] Notes. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, have become effective. [The Banks may have filed with the Commission, as part of an amendment to the Registration Statement pursuant to Rule 424(b) of the Securities Act, one or more preliminary prospectuses, each of which has previously been furnished to the Representative.] [This language is to be included when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required.] [The Banks have filed with the Commission, pursuant to Rule 424(b) of the Securities Act, a preliminary prospectus supplement and a preliminary prospectus, each of which has previously been furnished to the Representative.] [This language is to be included when the use of a preliminary prospectus is required.] The Banks will file with the Commission a final basic prospectus and final prospectus supplement relating to the Class 200[•]-[A][B][C][•] Notes in accordance with Rule 424(b) under the Securities Act. As filed, such final basic prospectus or final prospectus supplement, will include all information required to be included therein by the Securities Act and the rules thereunder with respect to the Class 200[•]-[A][B][C][•] Notes and the offering thereof and, except to the extent the Underwriters agree in writing to a modification, will be in all substantive respects in the form furnished to the Representative before the Execution Time or, to the extent not completed at the Execution Time, will contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus that has previously been furnished to the Representative) as the Banks have advised the Underwriters, before the Execution Time, will be included or made therein. If the Registration Statement contains the undertakings specified by item 512(a) of Regulation S-K, the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

The terms that follow, when used in this Agreement, will have the meanings indicated. The term “Effective Date” will mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. “Execution Time” will mean the date and time as of which this Agreement is executed and delivered by the parties hereto, which shall be deemed to have occurred on the date hereof. “Pricing Time” will mean [•] [a.m.] [p.m.], New York time, on the date hereof. [“Preliminary Prospectus” will mean any preliminary prospectus referred to in the preceding paragraph.] [This language is to be included when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required.] [“Preliminary Prospectus” will mean the preliminary prospectus supplement and the preliminary prospectus referred to in the preceding paragraph.] [This language is to be included when the use of a preliminary prospectus is required.] “Basic Prospectus” will mean the prospectus referred to above contained in the Registration Statement at the Effective Date. “Prospectus” will mean the final prospectus supplement relating to the Class 200[•]-[A][B][C][•] Notes that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus (as such Basic Prospectus may have been amended and together with any supplements thereto) [or, if no filing pursuant to Rule 424(b) is required, will mean the prospectus supplement relating to the Class 200[•]-[A][B][C][•] Notes, including the Basic Prospectus, included in the Registration Statement at the Effective Date]. “Registration Statement” will mean the registration statement referred to in the preceding paragraph and any registration statement required to be filed under the Securities Act or rules thereunder, including incorporated documents, exhibits, financial statements and any prospectus supplement relating to the Class 200[•]-[A][B][C][•] Notes that is first filed with the Commission pursuant to Rule 424(b) of the Securities Act after the Execution Time and deemed part of such registration statement pursuant to Rule 430 of the Securities Act, in the form in which it has or will become effective and, in the event any post-effective amendment thereto becomes effective before the Closing Date, will also mean such registration statement as so amended. “Rule 424”, “Rule 415,” “Rule 430” and “Regulation S-K” refer to such rules or regulations under the Securities Act.

Any reference herein to the Registration Statement, the Basic Prospectus or Prospectus will be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective

Date of the Registration Statement or the issue date of the Basic Prospectus or Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus or Prospectus will be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Basic Prospectus or Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) Securities Act. On the Effective Date, the Registration Statement did comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (as amended and together with any supplements thereto) will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (as amended and together with any supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Issuer and the Banks make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplements thereto) in reliance upon and in conformity with information furnished in writing to the Banks by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplements thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8 hereof.

(c) The Disclosure Package. The Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer or Banks by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. [“Disclosure Package” will mean (i) the Basic Prospectus, as amended and supplemented to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus that the parties hereto will hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the pricing information set forth on Schedule III hereto.] [This language is to be included when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required.] [“Disclosure Package” will mean (i) the Preliminary Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus that the parties hereto will hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the pricing information set forth on Schedule III hereto.] [This language is to be included when the use of a preliminary prospectus is required.] “Issuer Free Writing Prospectus” will mean an issuer free writing prospectus, as defined in Rule 433 of the Securities Act. “Free Writing Prospectus” will mean a free writing prospectus, as defined in Rule 405 of the Securities Act.]

(d) Ineligible Issuer. (x) At the earliest time after the filing of the Registration Statement and the Issuer or the Banks made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Class 200[•]-[A][B][C][•] Notes and (y) as of the Execution Time (with such date being used as the determination date for purposes of this clause), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Issuer be considered an Ineligible Issuer.

(e) Non-Conflict. [Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto, do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.] [This language is to be included when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required.] [No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.] [This language is to be included when the use of a preliminary prospectus is required.] The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer or Banks by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) Banks’ Organization and Power. Each of the Banks is an association duly organized, validly existing and in good standing as a licensed national banking association under the laws of the United States, and has all requisite power and authority to own its properties and conduct its business as presently conducted and to execute, deliver and perform each of the Basic Documents to which it is a party and to authorize the issuance of and increase in the Invested Amount of the Collateral Certificate and to consummate the transactions contemplated by the Basic Documents to which it is a party.

(g) Banks’ Authorization and Execution of Basic Documents. The execution, delivery and performance by the Banks of each of the Basic Documents to which it is a party, the issuance of and increase in the Invested Amount of the Collateral Certificate by the Master Trust, the Banks’ actions causing the Issuer to enter into the Basic Documents to which it is a party and to issue and sell the Notes and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings.

(h) The Master Trust’s Authorization and Execution of the Collateral Certificate. The Collateral Certificate has been authorized, authenticated, issued and delivered by the Master Trust in accordance with the Pooling and Servicing Agreement, and issued to the Issuer. Each increase in the Invested Amount of the Collateral Certificate will have been authorized and effected in accordance with the Pooling and Servicing Agreement as of the applicable settlement date of each subclass of Notes.

(i) Issuer’s Organization and Power. The Issuer has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware, and has all requisite trust power and authority to own its properties and conduct its business as presently conducted and to execute, deliver and perform the Basic Documents to which it is a party, and to authorize the issuance of the Class 200[•]-[A][B][C][•] Notes, and to consummate the transactions contemplated by the Basic Documents to which it is a party.

(j) Issuer’s Authorization and Execution of Basic Documents. The execution, delivery and performance by the Issuer of the Basic Documents to which it is a party, the issuance of the Class 200[•]-[A][B][C][•] Notes and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings.

(k) Execution and Delivery of Underwriting Agreement. This Agreement has been duly executed and delivered by the Issuer and the Banks.

(l) Conveyance of Receivables. The Banks have authorized the conveyance of the Receivables to the Master Trust.

(m) Banks’ Financial Reports. The Banks have advised each Underwriter of the availability of (i) publicly available portions of the Consolidated Reports of Condition and Income of the Banks for the years ended December 31, 2003, 2004 and 2005, as submitted to the Comptroller of the Currency; and (ii) the December 31, 2003 and 2004 audited consolidated balance sheets of Citicorp (former parent of the Banks) which are included in Citicorp’s 2004 Annual Report on Form 10-K, and the December 31, 2005 audited consolidated balance sheet of Citigroup Inc., which is included in Citigroup Inc.’s 2005 Annual Report on Form 10-K. Except as set forth in or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Banks since December 31, 2005.

(n) Master Trust Financial Reports The Master Trust has advised each Underwriter of the availability of each Annual Report on Form 10-K and each Current Report on Form 8-K for the most recent fiscal year of the Master Trust for which such reports are available as filed with the Commission. Except as set forth in or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Master Trust or in the earnings, business or prospects of the credit card business relating to the credit card accounts included in the Master Trust, whether or not arising from transactions in the ordinary course of business, since the end of the most recent fiscal period of the Master Trust for which the Master Trust has filed an Annual Report on Form 10-K or a Current Report on Form 8-K.

(o) Issuer Financial Reports. The Issuer has advised each Underwriter of the availability of each of its Current Reports on Form 8-K, Distribution Reports on Form 10-D and Annual Reports on Form 10-K since the date of creation of the Issuer, as filed with the Commission. Except as set forth or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise) earnings, business or prospects of the Issuer, since the end of the most recent fiscal period for which the Issuer has filed an Annual Report on Form 10-K, a Current Report on Form 8-K or a Distribution Report on Form 10-D.

(p) Taxes, Fees, etc. Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of the Basic Documents and the Class 200[•]-[A][B][C][•] Notes have been paid or will be paid by the Banks at or before the Closing Date to the extent then due.

(q) Collateral Certificate and Class 200[•]-[A][B][C][•] Notes Issued and Outstanding. The Collateral Certificate has been issued and is outstanding and entitled to the benefits of the Pooling and Servicing Agreement. As of the Closing Date, the Class 200[•]-[A][B][C][•] Notes will have been duly and validly authorized. The Class 200[•]-[A][B][C][•] Notes, when validly authenticated, issued and delivered in accordance with the Indenture and sold to the Underwriters as provided herein, will conform in all material respects to the descriptions thereof contained in the Prospectus and will be validly issued and outstanding and entitled to the benefits of the Indenture.

(r) Independent Certified Public Accountants. KPMG LLP is an independent certified public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder.

(s) No Consents. Except for permits and authorizations required under the securities or Blue Sky laws of any jurisdiction, no filing with, and no approval, authorization or other action of, any governmental authority is legally required for the execution, delivery or performance of any of the Basic Documents by the Issuer or the Banks or the consummation by the Issuer or the Banks of the transactions contemplated by the Basic Documents.

(t) No Conflicts. None of the issuance of the Collateral Certificate to the Issuer, any increase in the Invested Amount of the Collateral Certificate, the issuance and sale of the Class 200[•]-[A][B][C][•] Notes, the execution, delivery and compliance by the Banks, the Master Trust or the Issuer with the provisions of each of the Basic Documents to which it is a party, nor the consummation of the transactions contemplated thereby, will conflict with or result in a violation of any of the provisions of, or constitute a default under, any agreement or instrument to which the Banks, the Master Trust or the Issuer is a party or by which the Banks, the Master Trust or the Issuer is bound or to which any of the property of the Banks, the Master Trust or the Issuer is subject, which conflict, violation or default would be material to the issuance of the Collateral Certificate, the issuance and sale of the Class 200[•]-[A][B][C][•] Notes or the other transactions contemplated by the Basic Documents to which the Banks, the Master Trust or the Issuer, respectively, are party, nor will such action result in any violation of the provisions of the articles of association or bylaws of the Banks or the Trust Agreement of the Issuer or any statute, order, rule or regulation of any court or governmental agency or authority having jurisdiction over the Banks, the Master Trust or the Issuer or any of their properties.

(u) No Litigation. Except as otherwise disclosed in the Prospectus or the Registration Statement, there is no pending or, to the knowledge of the Banks or the Issuer threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Master Trust, the Issuer, the Basic Documents or any of the transactions contemplated in the Basic Documents, or with respect to either Bank which, in the case of any such action, suit or proceeding with respect to either Bank if adversely determined, would have a material adverse effect on the Master Trust, the Issuer or the holders of the Notes or upon the ability of either Bank to perform its obligations under any of the Basic Documents to which it is a party.

SECTION 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Issuer agrees to sell (and the Banks agree to cause the Issuer to sell) to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase, the respective initial principal amount of Class 200[•]-[A][B][C][•] Notes set forth opposite such Underwriter’s name in Schedule I hereto. The purchase price for the Class 200[•]-[A][B][C][•] Notes will be equal to [•]% of the aggregate initial principal amount of the Class 200[•]-[A][B][C][•] Notes [, plus interest accrued from [•] to the Closing Date]. [This language is to be included when a Class of Notes is reopened.]

SECTION 3. Delivery and Payment. Delivery of and payment for the Class 200[•]-[A][B][C][•] Notes will be made at the offices of Citigroup Inc., 425 Park Avenue, New York, New York, at [•][a.m.][p.m.], New York City time, on [•], or at such later date (not later than [•]) as the Underwriters designate, which date and time may be postponed by agreement between the Underwriters and the Banks (such date and time of delivery and payment for the Class 200[•]-[A][B][C][•] Notes being referred to herein as the “Closing Date”). Delivery of one or more global notes representing the Class 200[•]-[A][B][C][•] Notes will be made to the accounts of the several Underwriters against payment by the several Underwriters of the purchase price therefor to or upon the order of the Banks by one or more wire transfers or checks in Federal (same day) Funds. The global notes to be so delivered will be registered in the name of Cede & Co., as nominee for DTC. The interests of beneficial owners of the Class 200[•]-[A][B][C][•] Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Class 200[•]-[A][B][C][•] Notes representing the Class 200[•]-[A][B][C][•] Notes will be available only under limited circumstances.

The Issuer and the Banks agree to have the global notes available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 p.m., New York City time, on the business day before the Closing Date.

SECTION 4. Offering by Underwriters. (a) It is understood that the Underwriters propose to offer the Class 200[•]-[A][B][C][•] Notes for sale to the public as set forth in the Prospectus.

(b) Each Underwriter agrees that if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the “NASD”), it will not effect any transaction in the Class 200[•]-[A][B][C][•] Notes within the United States or induce or attempt to induce the purchase of or sale of the Class 200[•]-[A][B][C][•] Notes within the United States, except that it will be permitted to make sales to the other Underwriters or to its United States affiliates; provided that such sales are made in compliance with an exemption of certain foreign brokers or dealers under Rule 15a-6 under the Exchange Act, and in conformity with the Rules of Fair Practice of the NASD as such Rules apply to non-NASD brokers or dealers.

(c) Each Underwriter represents and agrees that in connection with the initial distribution of the Class 200[•]-[A][B][C][•] Notes that: (i) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Class 200[•]-[A][B][C][•] Notes in, from or otherwise involving the United Kingdom; and (ii) it has only communicated or caused to be communicated or will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Class 200[•]-[A][B][C][•] Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

(d) Each Underwriter severally but not jointly represents and agrees that it will not at any time transfer, deposit or otherwise convey any Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Notes without the prior written consent of the Issuer and the Banks.

SECTION 5. Agreements. The Issuer and the Banks, jointly and severally, covenant and agree with the Underwriters that:

(a) Filing of Prospectus. The Banks will file the Prospectus, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Banks will promptly advise the Representative (i) when the Prospectus has been filed with the Commission pursuant to Rule 424(b) of the Securities Act or when any Rule 462(b) Registration Statement of the Securities Act has been filed with the Commission, (ii) when, prior to the termination of the offering of the Class 200[•]-[A][B][C][•] Notes, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of or supplement to the Registration Statement or any Rule 462(b) Registration Statement of the Securities Act or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threat of any proceeding for that purpose and (v) of the receipt by the Banks or the Issuer of any notification with respect to the suspension of the qualification of the Class 200[•]-[A][B][C][•] Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Banks will not file any amendment of the Registration Statement or supplement to the Prospectus unless a copy has been furnished to the Representative, for review by the Underwriters before such filing if the Underwriters have not yet completed their distribution of the Class 200[•]-[A][B][C][•] Notes, and after such filing if the Underwriters have completed their distribution of the Class 200[•]-[A][B][C][•] Notes. The Banks and the Issuer will use their reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) [Final Term Sheet. The Issuer will prepare a final term sheet, containing solely a description of the Class 200[•]-[A][B][C][•] Notes, in a form approved by the Representative and file such term sheet pursuant to Rule 433(d) of the Securities Act within the time required by such Rule.] [This language is to be included when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required.] [This clause (b) may be omitted when the use of preliminary prospectus is required.]

(c) Disclosure Package Untrue Statement. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuer or the Banks will notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented.

(d) Amendments to Prospectus. If, at any time when a Prospectus relating to the Class 200[•]-[A][B][C][•] Notes is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act), any event occurs as a result of which such Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or if it is necessary to supplement such Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Issuer and the Banks promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, a supplement or new registration statement that will correct such statement or omission or an amendment that will effect such compliance. The Issuer and the Banks will use their best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus.

(e) Earnings Statement. As soon as practicable, and in no case later than 16 months after the Closing Date, the Banks will make generally available to Noteholders and to the Underwriters an earnings statement or statements of the Master Trust that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(f) Copies of Prospectus. The Issuer will furnish to the Underwriters and counsel to the Underwriters, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request.

(g) Expenses. The Issuer and/or the Banks will pay all expenses incidental to the performance of their obligations under this Agreement, including, without limitation, (i) expenses of preparing, printing and reproducing all documents relating to this offering and the Class 200[•]-[A][B][C][•] Notes, (ii) any fees charged by any rating agency for the rating of the Class 200[•]-[A][B][C][•] Notes, (iii) any expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with qualification of the Class 200[•]-[A][B][C][•] Notes for sale under the laws of such jurisdictions as the Underwriters designate, (iv) reasonable fees and expenses of Cravath, Swaine & Moore LLP in its role as special Federal tax and ERISA counsel for the Banks and the Issuer, (v) any expenses incurred by the Underwriters in connection with listing the Class 200[•]-[A][B][C][•] Notes on an exchange located in the European Union to be mutually agreed upon between the Representative and the Issuer (the “European Exchange”), (vi) the cost of delivering the Class 200[•]-[A][B][C][•] Notes to the offices of the Underwriters, insured to the satisfaction of the Underwriters, (vii) the fees and expenses of the Indenture Trustee and the Master Trust Trustee and their respective counsel and (viii) the fees and expenses of the Banks’ accountants (it being understood that, except as provided in paragraph (f) and this paragraph (g) and in Sections 7 and 8 hereof, the Underwriters will pay their own expenses, including the expense of preparing, printing and reproducing any agreement among underwriters, the fees and expenses of Cravath, Swaine & Moore LLP in its role as counsel to the Underwriters, any transfer taxes on resale of any of the Class 200[•]-[A][B][C][•] Notes by them and advertising expenses connected with any offers that the Underwriters may make). The Issuer’s obligation to pay such expenses will be limited to Finance Charge Collections from the Collateral Certificate received by the Issuer after making all required payments and required deposits under the Indenture with respect to the Indenture Trustee’s fees and expenses, principal, interest and reimbursements with respect to the Notes, and payments to Derivative Counterparties.

(h) Each of the Issuer and the Banks agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with each of the Issuer and the Banks that, unless it has obtained or will obtain, as the case may be, the prior written consent of each of the Issuer and the Banks, it has not made and will not make any offer, relating to the Class 200[•]-[A][B][C][•] Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433 of the Securities Act [other than the final term sheet prepared and filed pursuant to Section 5(b) hereto] [this language is to be included when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required]; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto. Any such Free Writing Prospectus consented to by the Representative or the Issuer and the Banks is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) Blue Sky. The Issuer will use its best efforts to arrange for the qualification of the Class 200[•]-[A][B][C][•] Notes for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Class 200[•]-[A][B][C][•] Notes and will arrange for the determination of the legality of the Class 200[•]-[A][B][C][•] Notes for purchase by institutional investors.

(j) Reports. For so long as the Class 200[•]-[A][B][C][•] Notes are outstanding, the Banks and the Issuer will deliver to the Representative by first-class mail and as soon as practicable a copy of all reports and notices delivered to the Indenture Trustee and the Master Trust Trustee or the holder of the Collateral Certificate under the Pooling and Servicing Agreement, and any other material relating to the Banks or the Issuer that is reasonably available to the Banks or the Issuer and necessary for any Underwriter to deliver a prospectus in connection with market-making activities as required by the rules and regulations of the Commission.

(k) Other Information. For so long as the Class 200[•]-[A][B][C][•] Notes are outstanding, the Banks and the Issuer will (i) furnish to the Representative as soon as practicable after the end of each fiscal year, all documents required to be distributed to Class 200[•]-[A][B][C][•] Noteholders and (ii) advise the Representative of the availability, as soon as practicable after filing, of any other information concerning the Banks or the Issuer filed with any government or regulatory authority which is otherwise publicly available.

(l) Ratings. To the extent, if any, that any rating provided with respect to the Class 200[•]-[A][B][C][•] Notes set forth in Section 6(r) hereof is conditional upon the furnishing of documents reasonably available to the Banks or the Issuer, the Banks or the Issuer will furnish such documents.

SECTION 6. Conditions of Underwriters’ Obligation. The obligation of the Underwriters to purchase and pay for the Class 200[•]-[A][B][C][•] Notes on the Closing Date will be subject to the accuracy of the representations and warranties of the Issuer and the Banks contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuer and the Banks made in any certificates delivered pursuant to the provisions hereof, to the performance by the Issuer and the Banks of their obligations hereunder and to the following additional conditions:

(a) Registration Statement. The Prospectus, and any supplements thereto, have been filed in the manner and within the time period required by Rule 424(b); [the final term sheet contemplated by Section 5(b) hereto, and] [this language is to be included when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required] any material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act, will have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 of the Securities Act; and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use will have been issued and no proceedings for that purpose will have been instituted or threatened.

(b) Banks’ Certificate. Each of the Banks will have delivered to the Underwriters a certificate, dated the Closing Date, signed by its Chairman of the Board, President, Vice Chairman of the Board, Executive Vice President, Senior Vice President, Vice President, principal financial officer, principal accounting officer, treasurer or cashier to the effect that the signer of such certificate has carefully examined the Basic Documents, the Prospectus (and any supplements thereto), the Disclosure Package and the Registration Statement and that:

(i) the representations and warranties of such Bank in this Agreement are true and correct at and as of the Closing Date as if made on and as of the Closing Date (except to the extent they expressly relate to an earlier date, in which case the representations and warranties of such Bank are true and correct as of such earlier date);

(ii) such Bank has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied by it under this Agreement at or before the Closing Date;

(iii) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signer, threatened;

(iv) since the date of the most recent publicly available financial statements of such Bank, there has been no material adverse change in the condition (financial or otherwise) of such Bank, except as set forth in or contemplated in the Registration Statement, Disclosure Package and the Prospectus; and

(v) since the date of the most recent publicly available financial statements of the Master Trust, there has been no material adverse change in the condition (financial or otherwise) of the Master Trust or in the earnings, business or prospects of such Bank’s credit card business relating to the credit card accounts included in the Master Trust, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, Disclosure Package and the Prospectus.

(c) Issuer’s Certificate. The Issuer will have delivered to the Underwriters a certificate, dated the Closing Date, signed by an Issuer Authorized Officer to the effect that the signer of such certificate has carefully examined the Basic Documents, the Prospectus (and any supplements thereto), the Disclosure Package and the Registration Statement and that:

(i) the representations and warranties of the Issuer in this Agreement are true and correct at and as of the Closing Date as if made on and as of the Closing Date (except to the extent they expressly relate to an earlier date, in which case such representations and warranties of the Issuer are true and correct as of such earlier date);

(ii) the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied by it under this Agreement at or before the Closing Date;

(iii) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signer, threatened; and

(iv) since the date of the most recent publicly available financial statements of the Issuer, there has been no material adverse change in the condition (financial or otherwise) of the Issuer, except as set forth in or contemplated in the Registration Statement, Disclosure Package and the Prospectus.

(d) Citibank (South Dakota) Opinion. The Underwriters will have received opinions from Davenport, Evans, Hurwitz & Smith, L.L.P., special counsel to Citibank (South Dakota), and the General Counsel or an Associate General Counsel of Citibank (South Dakota) or other counsel satisfactory to the Representative substantially to the combined effect that:

(i) Citibank (South Dakota) has been duly organized as an association licensed as a national banking association and is validly existing and in good standing under the laws of the United States, is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, and has full power and authority to own its properties, to conduct its business as described in the Registration Statement and the Prospectus, to enter into and perform its obligations under each of the Basic Documents to which it is a party, to execute the Collateral Certificate, to cause the Issuer to enter into the

Basic Documents to which it is a party, to cause the Issuer to issue the Class 200[•]-[A][B][C][•] Notes under the Indenture, and to consummate the transactions contemplated by the Basic Documents to which Citibank (South Dakota) is a party.

(ii) Each of the Basic Documents to which Citibank (South Dakota) is a party has been duly authorized, executed and delivered by Citibank (South Dakota). The increase in the Invested Amount of the Collateral Certificate effected by the issuance of the Class 200[•]-[A][B][C][•] Notes has been duly authorized by Citibank (South Dakota).

(iii) Neither the execution nor the delivery of any of the Basic Documents to which Citibank (South Dakota) is a party, nor the issuance and delivery of the Collateral Certificate and the Class 200[•]-[A][B][C][•] Notes, nor the increase in the Invested Amount of the Collateral Certificate effected by the issuance of the Class 200[•]-[A][B][C][•] Notes, nor the consummation of any of the transactions contemplated in the Basic Documents, nor the fulfillment of the terms thereof, did or will conflict with or violate, result in a material breach of or constitute a default under

(A)	any term or provision of the charter or bylaws of Citibank (South Dakota) or any federal statute or regulation currently applicable to Citibank (South Dakota) or any South Dakota statute or regulation currently applicable to Citibank (South Dakota), the Master Trust or the Issuer,

(B)	any term or provision of any order known to such counsel to be currently applicable to Citibank (South Dakota), the Master Trust or the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over Citibank (South Dakota), the Master Trust or the Issuer, as the case may be, or

(C)	any term or provision of any indenture or other agreement or instrument known to such counsel to which Citibank (South Dakota), the Master Trust or the Issuer is a party or by which any of them or any of their properties are bound.

(iv) Except as otherwise disclosed in the Prospectus or the Registration Statement, there is no pending or, to the best knowledge of such counsel, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Master Trust, the Issuer, the Basic Documents or any of the transactions contemplated therein or with respect to Citibank (South Dakota) which, in the case of any such action, suit or proceeding with respect to Citibank (South Dakota) if adversely determined, would have a material adverse effect on the Master Trust, the Issuer, the holders of the Class 200[•]-[A][B][C][•] Notes, or upon the ability of Citibank (South Dakota) to perform its obligations under the Basic Documents to which it is a party. To the best knowledge of such counsel, there is no material contract, franchise or document relating to the Master Trust, the property conveyed to the Master Trust, the Issuer or the Issuer’s property other than as disclosed in the Prospectus. The statements included in the Registration Statement and the Prospectus describing statutes, legal proceedings, contracts and other documents relating to Citibank (South Dakota), the Accounts, the Receivables, the business of Citibank (South Dakota), the Master Trust and the Issuer fairly summarize the matters therein described.

(v) Such counsel has no reason to believe (A) that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus as of its issue date or the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) that the [information contained in Schedule IV hereto,] [this language is to be included when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required] [Preliminary Prospectus considered together with the information contained in Schedule III hereto,] [this language is to be included when the use of a preliminary prospectus is required] including the documents referred to therein and the documents incorporated by reference into such documents, at the Pricing Time, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (but such counsel need express no opinion as to the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Indenture Trustee or as to the financial statements or other financial data contained or incorporated by reference in or omitted from the Registration Statement or any amendment thereto or the Prospectus or any supplement thereto or as to statements regarding tax or ERISA matters). Such opinion may be limited to information relating to Citibank (South Dakota), its credit card business, the Accounts and the Receivables.

(vi) No approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body is required for the consummation by Citibank (South Dakota), the Master Trust or the Issuer (except that, with respect to the Master Trust and the Issuer, this opinion may be limited to any court or governmental agency or body of the State of South Dakota) of the transactions contemplated in the Basic Documents, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction inside the United States in connection with the purchase and distribution of the Class 200[•]-[A][B][C][•] Notes by the Underwriters and such filings or other approvals (specified in such opinion) as have been made or obtained.

(vii) Citibank (South Dakota) or one of its affiliates is the sole owner of all right, title and interest in, and has good and marketable title to, the Accounts. With respect to all Receivables transferred by Citibank (South Dakota) to the Master Trust, at the time of such transfer, Citibank (South Dakota) was the sole owner of all right, title and interest in, and had good and marketable title to, such Receivables. The assignment of such Receivables, all documents and instruments relating thereto and all proceeds thereof to the Master Trust Trustee, pursuant to the Pooling and Servicing Agreement, vested in the Master Trust Trustee all interests which were purported to be conveyed thereby (except to the extent that the assignment of such Receivables is held by a court to constitute a grant of a security interest in such Receivables, as described in clause (x) below), free and clear of any liens, security interests or encumbrances except as specifically permitted pursuant to the Pooling and Servicing Agreement.

(viii) The Receivables constitute “accounts” as defined in the Uniform Commercial Code in effect in the State of South Dakota.

(ix) A Uniform Commercial Code financing statement with respect to the Certificateholders’ Interest in the Receivables transferred and to be transferred by Citibank (South Dakota) to the Master Trust and the proceeds thereof has been filed in the office of the South Dakota Secretary of State. No other filings or other actions, with respect to the Master Trust Trustee’s interest in such Receivables, are necessary to perfect and maintain the interest of the Master Trust Trustee in such Receivables, and proceeds thereof, against third parties, except that appropriate continuation statements must be filed at five-year intervals.

(x) The assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Master Trust Trustee, pursuant to the Pooling and Servicing Agreement, is intended to be a sale and if a court concludes that it is a sale, such assignment transferred all the right, title and interest of Citibank (South Dakota) in and to such Receivables in existence on May 29, 1991 and all Receivables which have come into existence from May 29, 1991 to the date of such opinion to the Master Trust, free and clear of any Liens then existing or thereafter created, but subject to the rights of the Sellers as holders of the Sellers’ Certificates. With respect to Receivables which come into existence after the date of such opinion, such sale will transfer all of the right, title and interest of Citibank (South Dakota) in and to such Receivables to the Master Trust free and clear of any Liens, but subject to the rights of the Sellers as holders of the Sellers’ Certificates. The Pooling and Servicing Agreement and the transactions provided for by the Pooling and Servicing Agreement constitute a grant by Citibank (South Dakota) to the Master Trust Trustee of a valid security interest and, together with the filing of the financing statement referred to in clause (ix) above, create a first priority perfected security interest in the Receivables transferred and to be transferred by Citibank (South Dakota) to the Master Trust, all documents and instruments relating thereto and all proceeds thereof. In rendering such opinion counsel may take such exceptions as are appropriate and reasonably acceptable under the circumstances.

(xi) A Uniform Commercial Code financing statement with respect to the Indenture Trustee’s security interest in the Collateral has been filed in the office of the South Dakota Secretary of State.

(xii) Assuming that the Indenture constitutes a grant by the Issuer to the Indenture Trustee of a valid security interest and such security interest has attached upon filing of the financing statement referred to in clause (xi) above with the South Dakota Secretary of State, the Indenture Trustee will have a first priority perfected security interest in the Issuer’s rights in such Collateral to the extent a security interest may be perfected by filing such financing statement in the State of South Dakota. No other filings or other actions are necessary to perfect and maintain the Indenture Trustee’s security interest in the Collateral against third parties, except that appropriate continuation statements must be filed at five-year intervals. In rendering such opinion, counsel may take such exceptions as are appropriate and reasonable under the circumstances.

(xiii) The statements in the Prospectus under the heading “Legal aspects could affect the timing and amount of payments to you”, to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, are correct in all material respects.

(xiv) The Class 200[•]-[A][B][C][•] Notes have been duly authorized and established by all action required on the part of Citibank (South Dakota).

In rendering such opinion, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of South Dakota and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to the Representative and counsel to the Representative, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Banks, the Master Trust, the Issuer and public officials.

(e) Citibank (Nevada) Opinion. The Underwriters will have received an opinion of Lionel Sawyer & Collins, special Nevada counsel to Citibank (Nevada), and an opinion of the General Counsel or an Associate General Counsel of Citibank (South Dakota) or other counsel satisfactory to the Representative, in his or her capacity as counsel to Citibank (Nevada), substantially to the combined effect that:

(i) Citibank (Nevada) has been duly organized as an association licensed as a national banking association and is validly existing and in good standing under the laws of the United States, is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, and has full power and authority to own its properties, to conduct its business as described in the Registration Statement and the Prospectus, to enter into and perform its obligations under each of the Basic Documents to which it is a party, to execute the Collateral Certificate, and to consummate the transactions contemplated by the Basic Documents to which Citibank (Nevada) is a party.

(ii) Each of the Basic Documents to which Citibank (Nevada) is a party has been duly authorized, executed and delivered by Citibank (Nevada). The increase in the Invested Amount of the Collateral Certificate effected by the issuance of the Class 200[•]-[A][B][C][•] Notes has been duly authorized by Citibank (Nevada).

(iii) Neither the execution nor the delivery of each of the Basic Documents to which Citibank (Nevada) is a party, nor the issuance and delivery of the Collateral Certificate and the Class 200[•]-[A][B][C][•] Notes, nor the increase in the Invested Amount of the Collateral Certificate effected by the issuance of the Class 200[•]-[A][B][C][•] Notes, nor the consummation of any of the transactions contemplated in the Basic Documents, nor the fulfillment of the terms thereof, did or will conflict with or violate, result in a material breach of or constitute a default under

(A)	any term or provision of the charter or bylaws of Citibank (Nevada) or any federal statute or regulation currently applicable to Citibank (Nevada) or any Nevada statute or regulation currently applicable to Citibank (Nevada), the Master Trust or the Issuer,

(B)	any term or provision of any order known to such counsel to be currently applicable to Citibank (Nevada), the Master Trust or the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over Citibank (Nevada), the Master Trust or the Issuer, as the case may be, or

(C)	any term or provision of any indenture or other agreement or instrument known to such counsel to which Citibank (Nevada), the Master Trust or the Issuer is a party or by which any of them or any of their properties are bound.

(iv) Except as otherwise disclosed in the Prospectus or the Registration Statement, there is no pending or, to the best knowledge of such counsel, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Master Trust, the Issuer, the Basic Documents or any of the transactions contemplated by the Basic Documents, or with respect to Citibank (Nevada) which, in the case of any such action, suit or proceeding with respect to Citibank (Nevada) if adversely determined, would have a material adverse effect on the Master Trust, the Issuer or the holders of the Class 200[•]-[A][B][C][•] Notes or upon the ability of Citibank (Nevada) to perform its obligations under any of the Basic Documents to which it is a party. To the best knowledge of such counsel, there is no material contract, franchise or document relating to the Master Trust, the property conveyed to the Master Trust, the Issuer or the Issuer’s property, other than as disclosed in the Prospectus. The statements included in the Registration Statement and the Prospectus describing statutes, legal proceedings, contracts and other documents relating to Citibank (Nevada), the Accounts, the Receivables, the business of Citibank (Nevada), the Master Trust and the Issuer fairly summarize the matters therein described.

(v) Such counsel has no reason to believe (A) that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus as of its issue date or the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) that the [information contained in Schedule IV hereto,] [this language is to be included when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required] [Preliminary Prospectus considered together with the information contained in Schedule III hereto,] [this language is to be included when the use of a preliminary prospectus is required] including the documents referred to therein and the documents incorporated by reference into such documents, at the Pricing Time, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (but such counsel need express no opinion as to the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Indenture Trustee or as to the financial statements or other financial data contained or incorporated by reference in or omitted from the Registration Statement or any amendment thereto or the Prospectus or any supplement thereto or as to statements regarding tax or ERISA matters). Such opinion may be limited to information relating to Citibank (Nevada), its credit card business and the Receivables.

(vi) No approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body is required for the consummation by Citibank (Nevada), the Master Trust or the Issuer (except that, with respect to the Master Trust and the Issuer, this opinion may be limited to any court or governmental agency or body of the State of Nevada) of the transactions contemplated by the Basic Documents, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction inside the United States in connection with the purchase and distribution of the Class 200[•]-[A][B][C][•] Notes by the Underwriters and such filings or other approvals (specified in such opinion) as have been made or obtained.

(vii) With respect to all Receivables transferred by Citibank (Nevada) to the Master Trust, at the time of such transfer, Citibank (Nevada) was the sole owner of all right, title and interest in, and had good and marketable title to, such

Receivables. The assignment of such Receivables, all documents and instruments relating thereto and all proceeds thereof to the Master Trust Trustee, pursuant to the Pooling and Servicing Agreement, vested in the Master Trust Trustee all interests which were purported to be conveyed thereby (except to the extent that the assignment of such Receivables is held by a court to constitute a grant of a security interest in such Receivables, as described in clause (x) below), free and clear of any liens, security interests or encumbrances except as specifically permitted pursuant to the Pooling and Servicing Agreement.

(viii) The Receivables constitute “accounts” as defined in the Uniform Commercial Code in effect in the State of Nevada.

(ix) A Uniform Commercial Code financing statement with respect to the Certificateholders’ Interest in the Receivables transferred and to be transferred by Citibank (Nevada) to the Master Trust and the proceeds thereof have been filed in the office of the Nevada Secretary of State. No other filings or other actions, with respect to the Master Trust Trustee’s interest in such Receivables, are necessary to perfect and maintain the interest of the Master Trust Trustee in such Receivables, and proceeds thereof, against third parties, except that appropriate continuation statements must be filed at five-year intervals.

(x) The assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Master Trust Trustee, pursuant to the Pooling and Servicing Agreement, is intended to be a sale and if a court concludes that it is a sale, such assignment transferred all the right, title and interest of Citibank (Nevada) in and to such Receivables in existence on May 29, 1991 and all Receivables which have come into existence from May 29, 1991 to the date of such opinion to the Master Trust, free and clear of any Liens then existing or thereafter created, but subject to the rights of the Sellers as holders of the Sellers’ Certificates. With respect to Receivables which come into existence after the date of such opinion, such sale will transfer all of the right, title and interest of Citibank (Nevada) in and to such Receivables to the Master Trust free and clear of any Liens, but subject to the rights of the Sellers as holders of the Sellers’ Certificates. The Pooling and Servicing Agreement and the transactions provided for by the Pooling and Servicing Agreement constitute a grant by Citibank (Nevada) to the Master Trust Trustee of a valid security interest and, together with the filing of the financing statement referred to in clause (ix) above, create a first priority perfected security interest in the Receivables transferred and to be transferred by Citibank (Nevada) to the Master Trust, all documents and instruments relating thereto and all proceeds thereof. In rendering such opinion counsel may take such exceptions as are appropriate and reasonably acceptable under the circumstances.

(xi) The statements in the Prospectus under the heading “Legal aspects could affect the timing and amount of payments to you”, to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, are correct in all material respects.

In rendering such opinion, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Nevada and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to the Representative and counsel to the Representative, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Banks, the Master Trust, the Issuer and public officials.

(f) Opinion of New York Counsel to the Issuer and the Banks. The Underwriters will have received an opinion of New York counsel to the Issuer and the Banks substantially to the effect that:

(i) Each of the Basic Documents to which either of the Banks is a party has been duly authorized, executed and delivered by such Bank. Each of the Basic Documents to which either of the Banks or the Issuer is a party (other than this Agreement) constitutes the legal, valid and binding agreement of such Bank or the Issuer, as the case may be, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and to the application of general principles of equity).

(ii) The Collateral Certificate has been duly authorized and executed by each Bank in accordance with the terms of the Pooling and Servicing Agreement. The Collateral Certificate is validly issued and outstanding, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and to the application of general principles of equity) and is entitled to the benefits of the Pooling and Servicing Agreement.

(iii) The Class 200[•]-[A][B][C][•] Notes have been duly authorized and established in conformity with the Indenture and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and outstanding, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and to the application of general principles of equity) and will be entitled to the benefits of the Indenture.

(iv) Neither the execution nor the delivery of any of the Basic Documents to which either Bank or the Issuer is a party nor the issuance and delivery of the Collateral Certificate or the Class 200[•]-[A][B][C][•] Notes, nor any increase in the Invested Amount of the Collateral Certificate, nor the consummation of any of the transactions contemplated by the Basic Documents, nor the fulfillment of the terms thereof, will conflict with or violate, result in a material breach of or constitute a default under any Federal or New York statute or regulation currently applicable to the Banks, the Master Trust or the Issuer.

(v) No approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any Federal or New York court or governmental body or agency is required for the consummation by the Banks, the Master Trust or the Issuer of the transactions contemplated by the Basic Documents or in connection with the issuance of the Collateral Certificate or the Class 200[•]-[A][B][C][•] Notes, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction inside the United States in connection with the purchase and distribution of the Class 200[•]-[A][B][C][•] Notes by the Underwriters and such filings or approvals as have been made and obtained and except where the failure to obtain any thereof would not have a material adverse effect on the ability of the Banks, the Master Trust or the Issuer to perform its respective obligations under any of the Basic Documents.

(vi) The Registration Statement has become effective under the Securities Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued, and no proceedings for that purpose have been instituted or threatened; the Registration Statement, at the time it became effective, and the Prospectus as of the date of any such supplement and as of the date of such opinion, appeared on their faces to be appropriately responsive in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder (but such counsel need express no opinion as to the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Indenture Trustee or as to the financial statements or other financial data contained or incorporated by reference in or omitted from the Registration Statement or any amendment thereto or the Prospectus or any supplement thereto or as to statements regarding tax or ERISA matters).

(vii) Such counsel has no reason to believe (A) that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus as of its issue date or the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) that the [information contained in Schedule IV hereto,] [this language is to be included when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required] [Preliminary Prospectus considered together with the information contained in Schedule III hereto,] [this language is to be included when the use of a preliminary prospectus is required] including the documents referred to therein and the documents incorporated by reference into such documents, at the Pricing Time, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (but such counsel need express no opinion as to the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Indenture Trustee or as to the financial statements or other financial data contained or incorporated by reference in or omitted from the Registration Statement or any amendment thereto or the Prospectus or as to statements regarding tax or ERISA matters). Such counsel has discussed the opinion described in this clause with the counsel giving the opinions referred to in clauses (d) and (e).

(viii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act. The Indenture has been duly qualified under the Trust Indenture Act. Neither the Master Trust nor the Issuer is required to be registered under the Investment Company Act of 1940, as amended.

(ix) The assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Master Trust Trustee, pursuant to the Pooling and Servicing Agreement, is intended to be a sale and if a court concludes that it is a sale, such sale transferred all the rights, titles and interests of the Banks in and to such Receivables in existence on May 29, 1991 and all Receivables that have come into existence from May 29, 1991 to the date of such opinion to the Master Trust, free and clear of any Liens then existing or thereafter created, but subject to the rights of the Sellers as holders of the Sellers’ Certificates. With respect to Receivables that come into existence after the date of such opinion, such sale will transfer all of the right, title and interest of the Banks in and to such Receivables to the Master Trust free and clear of any Liens, but subject to the rights of the Sellers as holders of the Sellers’ Certificates. The Pooling and Servicing Agreement and the transactions provided for by the Pooling and Servicing Agreement constitute a grant by the Banks to the Master Trust Trustee of a valid security interest and create a valid security interest in the Receivables, all documents and instruments relating thereto and all proceeds thereof. In rendering such opinion counsel may take such exceptions as are appropriate and reasonably acceptable under the circumstances.

(x) The Collateral Certificate is either a “certificated security” within the meaning of Section 8-102(a)(4) of the New York Uniform Commercial Code (the “New York UCC”), or a “general intangible” within the meaning of Section 9-102(a)(42) of the New York UCC. The Indenture and the applicable terms document are effective to create a valid security interest in favor of the Indenture Trustee, for the benefit of the secured parties described in the Indenture, in the Issuer’s right, title and interest in and to (a) the Collateral Certificate and the proceeds (as defined in Section 9-102(a)(64) of the New York UCC) thereof, and (b) the other Collateral consisting of “accounts”, “documents”, “general intangibles”, “instruments” and “investment property” within the meaning of the New York UCC to the extent that such Collateral is listed in the description of Collateral in the Indenture and the applicable terms document. If the Collateral Certificate is a “certificated security” within the meaning of Section 8-102(a)(4) of the New York UCC, the delivery on or before the date on which the Indenture was executed and delivered to, and continued possession thereafter by, the Indenture Trustee of the Collateral Certificate in the State of New York will perfect the security interest in the Collateral Certificate and, if the Collateral Certificate is accompanied by an effective endorsement (whether in the name of the Indenture Trustee or in blank), the Indenture Trustee will have the status of a protected purchaser with respect to the Collateral Certificate. In rendering such opinion counsel may take such exceptions as are appropriate and reasonably acceptable under the circumstances.

(xi) The Basic Documents conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(xii) The statements in the Prospectus under the heading “Legal aspects could affect the timing and amount of payments to you” (other than those under the subheading “Changes in consumer protection laws may impede Citibank (South Dakota)’s collection efforts”), to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, are correct in all material respects.

In rendering such opinion, counsel may rely (A) as to matters involving the application of laws other than the General Corporation Law of the State of Delaware or laws of any jurisdiction other than the State of New York and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to the Representative and counsel to the Representative, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Banks, the Master Trust, the Issuer and public officials.

(g) Underwriters’ Counsel’s Opinion. The Underwriters will have received an opinion or opinions of Cravath, Swaine & Moore LLP, special counsel to the Underwriters, with respect to the issuance and sale of the Class 200[•]-[A][B][C][•] Notes and the Basic Documents and such other related matters as the Underwriters may reasonably require.

(h) Master Trust Trustee Opinion. The Underwriters will have received an opinion or opinions of Orrick, Herrington & Sutcliffe LLP, counsel to the Master Trust Trustee substantially to the following effect:

(i) The Master Trust Trustee has been duly incorporated and is validly existing as a banking corporation under the laws of the State of New York, and has the power and authority (corporate and other) to enter into, and to take all action required of it under the Base P&S and the Series 2000 Supplement.

(ii) Each of the Base P&S and the Series 2000 Supplement has been duly authorized, executed and delivered by the Master Trust Trustee and each constitutes a legal, valid and binding agreement of the Master Trust Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of rights of creditors generally, the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the limitations on rights to indemnification and contribution which may be imposed by applicable law or equitable principles.

(iii) The Collateral Certificate has been duly authenticated and delivered by the Master Trust Trustee.

(iv) The execution and delivery by the Master Trust Trustee of each of the Base P&S and the Series 2000 Supplement and the performance by the Master Trust Trustee of the terms of each do not conflict with or result in a violation of (A) any law or any regulation of the United States of America or the State of New York governing the banking or trust powers of the Master Trust Trustee, or (B) the articles of incorporation or bylaws of the Master Trust Trustee.

(v) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Master Trust Trustee is required in connection with its execution and delivery of each of the Base P&S and the Series 2000 Supplement or the performance by the Master Trust Trustee of the terms of each of the Base P&S and the Series 2000 Supplement.

(i) Issuer Delaware Opinion. The Underwriters will have received an opinion of Richards, Layton & Finger P.A., special Delaware counsel to the Issuer, substantially to the following effect:

(i) The Issuer has been duly formed and is validly existing as a statutory trust under Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Delaware ST Act”), and has the power and authority under the Trust Agreement and the Delaware ST Act to execute, deliver and perform its obligations under the Basic Documents to which it is a party.

(ii) The Basic Documents to which the Issuer is a party have been duly authorized, executed and delivered by the Issuer and the Class 200[•]-[A][B][C][•] Notes have been duly authorized by the Issuer.

(iii) The Trust Agreement is a legal, valid and binding obligation of the parties thereto, enforceable against the parties thereto, in accordance with its terms subject to (A) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (B) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (C) applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.

(iv) Neither the execution, delivery and performance by the Issuer of the Basic Documents to which it is a party, nor the consummation by the Issuer of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust of the Issuer with the Secretary of State (which Certificate of Trust has been duly filed).

(v) Neither the execution, delivery and performance by the Issuer of the Basic Documents to which it is a party, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer.

(vi) A Uniform Commercial Code financing statement naming the Issuer as debtor and the Indenture Trustee as secured party has been filed in the office of the Delaware Secretary of State.

(vii) Assuming that the Indenture constitutes a grant by the Issuer to the Indenture Trustee of a valid security interest and such security interest has attached upon filing of the financing statement referred to in clause (vi) above with the Delaware Secretary of State, the Indenture Trustee will have a first priority perfected security interest in the Issuer’s rights in such Collateral to the extent a security interest may be perfected by filing such financing statement in the State of Delaware. No other filings or other actions are necessary to perfect and maintain the Indenture Trustee’s security interest in the Collateral against third parties, except that appropriate continuation statements must be filed at five-year intervals. In rendering such opinion, counsel may take such exceptions as are appropriate and reasonable under the circumstances.

(viii) After due inquiry as of a specified recent date, limited to, and solely to the extent disclosed thereupon, court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States District Court sitting in the State of Delaware, such counsel is not aware of any legal or governmental proceeding pending against the Issuer.

(j) Issuer Trustee Delaware Opinion. The Underwriters will have received an opinion of Richards, Layton & Finger P.A., counsel to the Issuer Trustee, substantially to the following effect:

(i) The Issuer Trustee is duly incorporated and is validly existing and in good standing as a banking corporation under the laws of the State of Delaware and has the power and authority to execute, deliver and perform the Trust Agreement.

(ii) The Trust Agreement has been duly authorized, executed and delivered by the Issuer Trustee.

(iii) Neither the execution, delivery and performance by the Issuer Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Issuer Trustee contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of the Issuer Trustee.

(iv) Neither the execution, delivery and performance by the Issuer Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Issuer Trustee contemplated thereby, is in violation of the charter or bylaws of the Issuer Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust powers of the Issuer Trustee or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to the Issuer Trustee.

(v) To such counsel’s knowledge, without independent investigation, there are no proceedings pending or threatened against the Issuer Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Issuer Trustee to enter into or perform its obligations under the Trust Agreement.

(k) Indenture Trustee Opinion. The Underwriters will have received an opinion or opinions of Orrick, Herrington & Sutcliffe LLP, special New York counsel to the Indenture Trustee, substantially to the following effect:

(i) The Indenture Trustee has been duly incorporated and is validly existing as a banking corporation under the laws of the State of New York, and has the power and authority (corporate and other) to enter into, and to take all action required of it under the Basic Documents to which it is a party.

(ii) Each of the Basic Documents to which the Indenture Trustee is a party has been duly authorized, executed and delivered by the Indenture Trustee. Each of the Basic Documents to which the Indenture Trustee is a party constitutes a legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of rights of creditors generally, the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the limitations on rights to indemnification and contribution which may be imposed by applicable law or equitable principles.

(iii) The Class 200[•]-[A][B][C][•] Notes have been duly authenticated and delivered by or on behalf of the Indenture Trustee.

(iv) The execution and delivery of each of the Basic Documents to which the Indenture Trustee is a party and the performance by the Indenture Trustee of the terms of each do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Indenture Trustee, or (B) the articles of incorporation or bylaws of the Indenture Trustee.

(v) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with its execution and delivery of the Basic Documents to which it is a party or the performance by the Indenture Trustee of the terms of the Basic Documents to which it is a party.

(l) Federal Tax Disclosure. The Underwriters will have received an opinion of Cravath, Swaine & Moore LLP, special federal tax and ERISA counsel to the Banks, in form and substance satisfactory to the Representative, to the effect that the statements relating to United States law contained under the heading “Tax Matters” in the Prospectus accurately describe the material federal income tax consequences to holders of the Class 200[•]-[A][B][C][•] Notes and the statements contained under the heading “Benefit Plan Investors” in the Prospectus, to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, accurately describe the material consequences to holders of the Class 200[•]-[A][B][C][•] Notes under ERISA.

(m) Master Trust Tax Opinions and Issuer Tax Opinions. The Underwriters will have received the Master Trust Tax Opinions and the Issuer Tax Opinions to the extent required by Section 311 of the Indenture.

(n) Master Trust UCC Filing. The Underwriters will have received evidence satisfactory to them that Form UCC-1 financing statements have been filed in the offices of the Secretaries of State of South Dakota and Nevada, reflecting the interest of the Master Trust in the Receivables and the proceeds thereof and are in full force and effect.

(o) Issuer UCC Filings. The Underwriters will have received evidence satisfactory to them that Form UCC-1 financing statements have been filed in the offices of the Secretaries of State of Delaware and South Dakota, reflecting the security interest of the Indenture Trustee in the Collateral, and are in full force and effect.

(p) Other Documents. The Underwriters will have received such other information, certificates, opinions and documents as the Underwriters or counsel to the Underwriters may reasonably request.

(q) Accountants’ Letter. At or before the Pricing Time and at or before the Closing Date, KPMG LLP will have furnished to the Underwriters letters, in form and substance satisfactory to the Underwriters and counsel to the Underwriters, confirming that they are certified independent public accountants and stating in effect that (i) they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Issuer and the Banks) set forth or incorporated in the [Issuer Free Writing Prospectuses identified in Schedule II hereto (and in the prior prospectus supplement or other reports or documents referred to therein), in the Registration Statement and in the Prospectus,] [this language is to be included when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required] [Preliminary Prospectus, in the Registration Statement and in the Prospectus,] [this language is to be included when the use of a preliminary prospectus is required] agrees with the accounting records of the Issuer and the Banks, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the computer programs used to select the Eligible Accounts and to generate information with respect to the Accounts set forth in the Registration Statement and the Prospectus.

(r) Ratings. The Class 200[•]-[A][B][C][•] Notes will be given a rating of not less than [“AAA”] [for issuances of Class A Notes]] [“A”] [for issuances of Class B Notes] [“BBB”] [for issuances of Class C Notes] (or the equivalent) by Standard and Poor’s Ratings Service and Moody’s Investors Service, Inc.

(s) No Adverse Change. After the respective dates as of which information is given in the Registration Statement, Disclosure Package and the Prospectus, there will not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Issuer, the Banks or Citigroup Inc. the effect of which, in any case referred to above, is, in the judgment of the Underwriters (after consultation with the Banks), so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Class 200[•]-[A][B][C][•] Notes as contemplated by the Registration Statement, Disclosure Package and the Prospectus.

(t) Listing on Exchange. The Issuer and the Banks will have used their best efforts to cause the Class 200[•]-[A][B][C][•] Notes to be approved for listing on the European Exchange as soon as practicable after the Closing Date.

(u) Subordinated Amount. At the time of issuance of the Class 200[•]-[A][B][C][•] Notes, the Required Subordinated Amount of Notes, as defined in the Indenture, will be Outstanding.

All letters and opinions to be delivered to the Underwriters will be addressed to the Representative.

If any of the conditions specified in this Section 6 has not been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement is not in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time before, the Closing Date by the Underwriters. Notice of such cancellation will be given to the Issuer and the Banks in writing or by telephone or telegraph confirmed in writing.

SECTION 7. Reimbursement of Expenses. If the sale of the Class 200[•]-[A][B][C][•] Notes provided for herein is not consummated because any condition to obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Banks or the Issuer to perform any agreement herein or to comply with any provision hereof other than by reason of a default by the Underwriters, the Banks and the Issuer, jointly and severally, will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that will have been incurred by the Underwriters in connection with the proposed purchase and sale of the Class 200[•]-[A][B][C][•] Notes. The Issuer’s obligation to reimburse the Underwriters will be limited to Finance Charge Collections from the Collateral Certificate received by the Issuer after making all required payments and required deposits under the Indenture with respect to the Indenture Trustee’s fees and expenses, principal, interest and reimbursements with respect to the Notes, and payments to Derivative Counterparties.

SECTION 8. Indemnification and Contribution.

(a) The Issuer and the Banks, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Class 200[•]-[A][B][C][•] Notes as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Basic Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the pricing information on Schedule III, [or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto,] [this language is to be included when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required] or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Issuer and the Banks will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer or the Banks by or on behalf of any Underwriter specifically for use in connection with the preparation thereof. The Issuer’s obligation to indemnify the Underwriters will be limited to Finance Charge Collections from the Collateral Certificate received by the Issuer after making all required payments and required deposits under the Indenture with respect to the Indenture Trustee’s fees and expenses, principal, interest and reimbursements with respect to the Notes, and payments to Derivative Counterparties. This indemnity agreement will be in addition to any liability which the Issuer or the Banks may otherwise have.

(b) Each Underwriter, severally, agrees to indemnify and hold harmless the Issuer, each of the Banks, each of their directors, each of the officers who signs the Registration Statement, and each person who controls the Banks within the meaning of the Securities Act, to the same extent as the foregoing indemnities from the Issuer and the Banks to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer or the Banks by or on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer and the Banks acknowledge that the statements relating to the Underwriters and this Agreement set forth in the second sentence under the heading “Risk Factors—Your ability to resell Notes may be limited” and the statements in the fourth paragraph under the heading “Plan of Distribution” in [the Preliminary Prospectus and] [this language to be included when the use of a preliminary prospectus is required] the Basic Prospectus and the statements in the first paragraph (including the information in the table), and the second, third, fifth, sixth and seventh paragraphs under the heading “Underwriting” in [the Preliminary Prospectus and] [this language to be included when the use of a preliminary prospectus is required] the Prospectus Supplement [and the information set forth opposite “Underwriters and allocations”, “Underwriters’ concession”, and “Reallowance concession” in (i) the Free Writing Prospectus included in Schedule II hereto and (ii) the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto] [this language to be included when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required] constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in any Issuer Free Writing Prospectus, Preliminary Prospectus, the Basic Prospectus or the Prospectus, and each Underwriter confirms that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party similarly notified, to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties will have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party will not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party has not employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability will be only in respect of the counsel referred to in such clause (i) or (iii).

(d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Issuer and the Banks, on the one hand, and the Underwriters, on the other, will contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Issuer, the Banks and the Underwriters may be subject in such proportion so that the Underwriters will be responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and the Issuer and the Banks will be jointly and severally responsible for the balance; provided, that (i) in no case will any Underwriter (except as may be provided in the agreement among underwriters relating to the offering of the Class 200[•]-[A][B][C][•] Notes) be responsible for any amount in excess of the underwriting discount applicable to the Class 200[•]-[A][B][C][•] Notes purchased by such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any Underwriter within the meaning of the Securities Act will have the same rights to contribution as such Underwriter, and each person who controls the Issuer or each of the Banks within the meaning of the Securities Act, each officer of the Issuer or each of the Banks who has signed the Registration Statement and each director of each of the Banks will have the same rights to contribution as the Issuer and each of the Banks, as the case may be, subject in each case to clauses (i) and (ii) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against any other party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

SECTION 9. Termination. This Agreement will be subject to termination in the absolute discretion of the Underwriters, by notice given to the Issuer and the Banks before delivery of and payment for the Class 200[•]-[A][B][C][•] Notes, if before such time (i) trading in securities generally on the New York or Irish Stock Exchange will have been suspended or limited, (ii) a banking moratorium will have been declared by Federal, New York, South Dakota, or Nevada state authorities or (iii) there will have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States of America, Japan or Europe is such as to make it, in the judgment of the Underwriters, impractical or inadvisable to market the Class 200[•]-[A][B][C][•] Notes.

SECTION 10. Representations and Indemnities To Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer, the Banks or the officers of each of them and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Issuer, the Banks or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Class 200[•]-[A][B][C][•] Notes. The provisions of Sections 7 and 8 hereof will survive the termination or cancellation of this Agreement.

SECTION 11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them c/o [Name and Address of Representative], Attention of [•] and, if sent to the Issuer or the Banks, will be mailed, delivered or telegraphed and confirmed to them at 701 E. 60th Street, North, Sioux Falls, South Dakota 57117, attention of General Counsel.

SECTION 12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

SECTION 14. No Fiduciary Duty. The Issuer and Banks hereby acknowledge that (a) the purchase and sale of the Class 200[•]-[A][B][C][•] pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and Banks, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and Banks and (c) the Issuer and Bank’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer and Bank agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer or Banks on related or other matters). The Issuer and Banks agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer or Banks, in connection with such transaction or the process leading thereto.

SECTION 15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, Banks and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 16. No Waiver; Headings. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and will not limit or otherwise affect the meaning hereof.

SECTION 17. Default by an Underwriter. If any one or more Underwriters fail to purchase and pay for any of the Class 200[•]-[A][B][C][•] Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriters will be obligated severally to take up and pay for (in the respective proportions which the amount of Class 200[•]-[A][B][C][•] Notes set forth opposite their names in Schedule I hereto bears to the aggregate amount of Class 200[•]-[A][B][C][•] Notes set forth opposite the names of all the remaining Underwriters) the Class 200[•]-[A][B][C][•] Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, that if the aggregate amount of Class 200[•]-[A][B][C][•] Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the aggregate principal amount of Class 200[•]-[A][B][C][•] Notes set forth in Schedule I hereto, the remaining Underwriters will have the right to purchase all, but will not be under any obligation to purchase any, of the Class 200[•]-[A][B][C][•] Notes, and if such nondefaulting Underwriters do not purchase all the Class 200[•]-[A][B][C][•] Notes, this Agreement will terminate without liability to any nondefaulting Underwriter, the Issuer or the Banks. In the event of a default by any Underwriter as set forth in this Section 17, the Closing Date will be postponed for such period, not exceeding seven days, as the Underwriters determine in order that the required changes in the Registration Statement and the Prospectus (and any supplements thereto) or in any other documents or arrangements may be effected. Nothing contained in this Agreement will relieve any defaulting Underwriter of its liability, if any, to the Issuer, the Banks and any nondefaulting Underwriter for damages occasioned by its default hereunder.

SECTION 18. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

SECTION 19. No Personal Liability of Issuer Trustee. The obligations of the Issuer under this Agreement are not personal obligations of the Issuer Trustee and, consequently, the Issuer Trustee does not have any personal liability for any amounts required to be paid by the Issuer under this Agreement.

SECTION 20. No Petition. Each Underwriter agrees that it will not, before the date that is one year and one day after the date on which all notes or securities issued by the Issuer have been paid in full, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the Issuer.

If you are in agreement with the foregoing, please sign four counterparts hereof and return one to each of the Banks and the Issuer, whereupon this letter and your acceptance will become a binding agreement among the Banks, the Issuer and the several Underwriters.

Very truly yours,

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION,

by
Name:
Title:

CITIBANK (NEVADA), NATIONAL ASSOCIATION,

by
Name:
Title:

CITIBANK CREDIT CARD ISSUANCE TRUST,

by Citibank (South Dakota), National Association, as Managing Beneficiary

by
Name:
Title:

ACCEPTED AND AGREED:

[NAME OF REPRESENTATIVE],

by
Name:
Title:

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriter	Principal Amount of Class 200[•]-[A][B][C][•] Notes
[•]	$	[	•]
[•]		[	•]
[•]		[	•]
[•]		[	•]
[•]		[	•]
Total	$	[	•]

SCHEDULE II

[The Issuer Free Writing Prospectus filed with the Securities and Exchange Commission on [•], is incorporated herein by reference.]

SCHEDULE III

[Pricing Information]

$[•] [[•]%] [Floating Rate] Class 200[•]-[A][B][C][•] Notes of [•]
Principal Amount:	$[•]
Interest Rate:	[[•]% per annum] [[•]-month LIBOR plus [•]% per annum (for the initial interest period LIBOR will be interpolated between [•] and [•]-month LIBOR)]
Expected Issuance Date:	[•]
Price to Public:	$[•](or [•]%)
Underwriting Discount:	$[•] (or [•]%)
Proceeds to issuer:	$[•] (or [•]%)
Underwriters and allocations:	[•], $[•] [•], $[•] [•], $[•] [•], $[•]

[SCHEDULE IV]

[This schedule is to be included (with appropriate modifications)only when a preliminary term sheet is used in lieu of a preliminary prospectus and the use of a preliminary prospectus is not required.]

The issuance trust proposes to issue and sell Class 200[•]-[A][B][C][•] Notes of the Citiseries pursuant to the base prospectus (the “prospectus”) dated [•], 200[•], as supplemented. The offered Class A Notes will have substantially the same terms and underwriting arrangements as the Class 200[•]-[A][B][C][•] Notes described in the prospectus supplement dated [•], 200[•] (the “prior prospectus supplement”), to the extent not otherwise different from the terms set forth below:

Issuing Entity:	Citibank Credit Card Issuance Trust
Principal Amount:	$[•]
Initial Nominal Liquidation Amount:	Principal Amount
Ratings:	[AAA] [for issuances of Class A Notes]] [A] [for issuances of Class B Notes] [BBB] [for issuances of Class C Notes]] or its equivalent by at least one nationally recognized rating agency
Interest Rate:	[[•]% per annum] [[•]-month LIBOR plus [•]% per annum (for the initial interest period LIBOR will be interpolated between [•] and [•]-month LIBOR)]
Expected Principal Payment Date:	[•]
Legal Maturity Date:	[•]
Expected Issuance Date:	[•]
Date Interest begins to accrue:	Issuance Date
Interest Payment Dates:	[•] day of each [•], beginning [•]
Price to Public:	$[•] (or [•]%)
Underwriting Discount:	$[•] (or [•]%)
Proceeds to issuance trust:	$[•] (or [•]%)
Underwriters and allocations:	[•], $[•] [•], $[•] [•], $[•] [•], $[•]
Underwriters’ Concession:	[•]%
Reallowance Concession:	[•]%
Monthly Accumulation Amount:	An amount equal to one twelfth of the initial dollar principal amount of these Class A notes
Maximum Class B Note Subordination:	An amount equal to [•]% of the initial dollar principal amount of these Class A notes
Maximum Class C Note Subordination:	An amount equal to [•]% of the initial dollar principal amount of these Class A notes
Minimum Denomination:	[•] and multiples of $1,000 in excess of that amount
Stock Exchange Listing:	Application will be made to list on the Irish Stock Exchange
Outstanding Notes of the Citiseries:	As of [•], there were [•] subclasses of notes of the Citiseries outstanding, with an aggregate outstanding principal amount of

$[•] consisting of: Class A notes $[•] Class B notes $[•] Class C notes $[•]

As of [•], the weighted average interest rate payable by the issuance trust in respect of the outstanding subclasses of notes of the Citiseries was [•]% per annum, consisting of:

Class A notes [•]% per annum

Class B notes [•]% per annum

Class C notes [•]% per annum

Annex I:	[•]

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